EXHIBIT 21.1
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SUBSIDIARIES OF THE COMPANY


                                                                  COMPANY'S
                                                 JURISDICTION     PERCENTAGE
NAME OF SUBSIDIARY                             OF INCORPORATION   OWNERSHIP
------------------                             ----------------   ----------

AMLI Residential Properties, L.P.. . . . . . .     Delaware           85%
  A.   AMLI Residential Construction, Inc. . .     Delaware           95%
  B.   AMLI Institutional Advisors, Inc. . . .     Illinois           95%
  C.   AMLI Management Company . . . . . . . .     Delaware           95%
  D.   Laurel Park Venture . . . . . . . . . .     Georgia           100%
  E.   Pleasant Hill Joint Venture . . . . . .     Georgia            40%
  F.   AMLI Foundation Co-Investors, L.P.  . .     Delaware           25%
  G.   AMLI Foundation Co-Investors-II,
         L. P. . . . . . . . . . . . . . . . .     Delaware           15%
  H.   AMLI at Champions, L.P. . . . . . . . .     Texas              15%
  I.   AMLI at Windbrooke, L.P.  . . . . . . .     Illinois           15%
  J.   AMLI at Willeo Creek, L.P.  . . . . . .     Georgia            30%
  K.   Barrett Lakes, L.L.C. . . . . . . . . .     Delaware           35%
  L.   AMLI at Chevy Chase, L.P. . . . . . . .     Illinois           33%
  M.   AMLI at Willowbrook, L.P. . . . . . . .     Illinois           40%
  N.   AMLI at River Exchange, L.L.C.. . . . .     Delaware           40%
  O.   Acquiport/Aurora Crossing, L.P. . . . .     Delaware           25%
  P.   Acquiport/Fossil Creek, L.P.. . . . . .     Delaware           25%
  Q.   AMLI at Danada, L.L.C.. . . . . . . . .     Illinois           10%
  R.   AMLI at Verandah, L.P.. . . . . . . . .     Delaware           35%
  S.   Gardner Drive Limited Liability
       Company . . . . . . . . . . . . . . . .     Delaware           35%
  T.   AMLI at Regents Crest, L.P. . . . . . .     Delaware           25%
  U.   Park Creek-Gainsville, L.L.C. . . . . .     Georgia           100%
  V.   Timberglen, L.P.. . . . . . . . . . . .     Delaware           40%
  W.   AMLI Partners Ltd. 85-IV. . . . . . . .     Illinois            1%
  X.   AMLI Towne Creek Crossing L.P.. . . . .     Georgia             1%
  Y.   Lantana Apartments, Ltd.. . . . . . . .     Texas             100%
  Z.   Windsor Plano Partners, Ltd.. . . . . .     Texas             100%
  AA.  AMLI at Conner Farms, L.P.. . . . . . .     Delaware          100%
  AB.  Clairmont, L.P. . . . . . . . . . . . .     Delaware          100%
  AC.  Wells Oakhurst, L.P.. . . . . . . . . .     Delaware           25%
  AD.  AMLI Parkway, L.P.. . . . . . . . . . .     Texas              25%
  AE.  AMLI Castle Creek, L.P. . . . . . . . .     Delaware           40%
  AF.  Acquiport/Clearwater, L.P.. . . . . . .     Delaware           25%
  AG.  AMLI Creekside, L.P.. . . . . . . . . .     Delaware           25%
  AH.  AMLI Deerfield, L.P.. . . . . . . . . .     Texas              25%
  AI.  Acquiport/Wynnewood, L.P. . . . . . . .     Delaware           25%